Exhibit 99.2

News Release

For further information contact:

Investors:   Anthony R. Muller
                Executive Vice President and Chief Financial Officer
                408-546-4546

Press:   Gerald Gottheil
             Director of Corporate Marketing and Communications
408-546-4400	JDS Uniphase Corporation 1768 Automation Parkway San Jose, CA 95131 USA Tel 408 546-5000 Fax 408 546-4372 www.jdsu.com

JDS UNIPHASE REPORTS FIRST QUARTER RESULTS

Ottawa, Ontario, and San Jose, California, October 24, 2002 - JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for its first quarter ended September 30, 2002. Net sales for the first quarter were $193 million, as compared to net sales of $222 million for the quarter ended June 30, 2002 and $329 million for the quarter ended September 30, 2001.

For the quarter ended September 30, 2002, the Company reported a GAAP loss of $521 million, or $0.37 per share. On a pro forma basis, excluding reductions of goodwill and other long-lived assets, amortization of purchased intangibles, acquired in-process research and development, stock-based compensation charges, and gains and losses on investments, the Company reported a net loss of $98 million, or $0.07 per share. The GAAP and pro forma results included $35 million in restructuring charges and other costs associated with the Global Realignment Program.

Pro forma adjustments for the quarter ended September 30, 2002 are summarized in the Company's pro forma financial tables at the end of this release. Please note that analyst estimates typically exclude the restructuring charges and other costs associated with the Company's Global Realignment Program. The pro forma amounts shown in the financial tables of this release do not exclude such costs.

"While industry conditions remain difficult, we believe JDS Uniphase continues to navigate well in these turbulent times. The Company continues to make important progress in its Global Realignment Program, remains financially strong and technologically innovative, and continues to benefit from its close relationships with customers," said Jozef Straus, Co-Chairman and CEO. "Furthermore, our Thin Film Products Group, which serves a broad range of markets for optical products, was profitable for the quarter and served to offset partially the decrease in our communications revenue. We remain optimistic in our long-term outlook, and aggressive in our near-term actions to weather the remainder of the downturn and prepare for future growth."

Global Realignment Program

The Company reported that it is continuing its restructuring activities under the Global Realignment Program in response to the business downturn. The Company reported the following progress and expectations in connection with the Global Realignment Program:

  To date, the Global Realignment Program has reduced the Company's annual cost rate by approximately $1.1 billion. Because of the challenging environment in communications markets, the Company is undertaking further expense reductions that, when completed, are anticipated to generate an additional $130 million in annual cost savings for a total annual cost reduction rate of over $1.2 billion, as compared to its cost levels at the commencement of the Global Realignment Program.

  The Company is undertaking further reductions of employment, centralization of functions and additional site closures. The Company's global employment is now approximately 8,000 employees.

  The Company now estimates that the total cost of the Global Realignment Program will be approximately $1.1 billion, of which $978 million was recorded through September 30, 2002.

Goodwill and Other Long-Lived Assets

On July 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill is no longer amortized but is reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. In conjunction with the implementation of SFAS No. 142, the Company performed the transitional impairment review related to the carrying value of goodwill as of July 1, 2002 and determined that there was no impairment beyond amounts previously recorded as of that date.

The Company regularly evaluates the carrying value of its goodwill and other long-lived assets. The Company has performed an additional analysis of goodwill at September 30, 2002 under SFAS No. 142. As the procedures required by SFAS No. 142 are complex and time-consuming, the rules permit the Company to record its best estimate of the charge and adjust this charge by increasing or decreasing it in the following quarter, if necessary. The Company recorded a charge of $224 million to reduce the carrying value of its goodwill for the quarter ended September 30, 2002.

In addition, for the quarter ended September 30, 2002, the Company recorded reductions of $155 million in the carrying value of purchased intangibles other than goodwill and other long-lived assets, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Of the amount written down, $69 million was related to purchased intangibles and $86 million was related to fixed assets.

The write-downs of goodwill, purchased intangibles and other long-lived assets during the first quarter of fiscal 2003 primarily reflect lower industry sales forecasts for the communications industry, lower forecasted sales and earnings for the Company, and further delays in the Company's anticipated recovery because of industry conditions.

Financial Condition

The Company's financial condition remained strong at September 30, 2002 with $1.36 billion in cash, money market and other highly liquid securities.

Guidance

The Company anticipates net sales for the second quarter of fiscal 2003 will be $150 to $160 million, including anticipated cancellation revenue of approximately $5 million, as the downturn in the Company's markets continues. This guidance also reflects anticipated inventory reductions by certain customers of the Company's Thin Film Products Group. At the net sales level projected for the second quarter of fiscal 2003, the Company expects pro forma gross margin will be in the range of 4% to 8% of net sales with a pro forma net loss of $0.05 to $0.07 per share, including restructuring charges and other costs associated with the Global Realignment Program.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. PDT on October 24, 2002 in a live webcast, which will also be archived for replay, on the Company's website at www.jdsu.com under Investor Relations / Investor Presentations and on the Investor Relations Welcome page. The conference call script is being filed as a Current Report on Form 8-K with the Securities and Exchange Commission and will be available at www.sec.gov shortly after this press release becomes public.

**************************************

JDS Uniphase Corporation, a worldwide leader in optical technology, designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company's fiberoptic components and modules are deployed by system manufacturers for the data communications, telecommunications and cable television industries. The Company also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information on the Company is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (i) statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and growth of the Company, the industry and the economy in general; (ii) statements regarding the current industry downturn, the extent and duration thereof and the extent and sufficiency of the Company's response thereto; (iii) statements regarding the expected level and timing of cost savings and other benefits to the Company from its Global Realignment Program and the expected costs thereof; (iv) the Company's beliefs regarding impairment of goodwill as of September 30, 2002, and the estimated amount of such impairment; and (v) any anticipation or guidance as to future financial performance, including expected sales levels, pro forma gross margin, and pro forma loss per share for the second quarter of fiscal year 2003. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (ii) due to the current economic slowdown, in general, and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; (iii) ongoing efforts to design products that meet customers' future needs and to manufacture such products at competitive costs may not be successful, and (iv) the actual charge to reduce the carrying value of the Company's goodwill as of September 30, 2002 could differ materially from the estimated charge recorded.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" section included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                          Three Months Ended
                                                      --------------------------
                                                      September 30, September 30,
                                                          2002          2001
                                                      ------------  ------------
Net sales                                            $      193.0  $      328.6
Cost of sales                                               185.0         343.3
                                                      ------------  ------------
Gross profit (loss)                                           8.0         (14.7)
Operating expenses:
   Research and development                                  44.7          69.2
   Selling, general and administrative                       65.8         106.3
   Amortization goodwill                                      --          332.7
   Amortization of other purchased intangibles                8.4         110.6
   Acquired in-process research and development               0.4           --
   Reduction of goodwill                                    224.4          31.2
   Reduction of other long-lived assets                     154.6          10.8
   Restructuring charges                                     23.0         243.0
                                                      ------------  ------------
Total operating expenses                                    521.3         903.8
                                                      ------------  ------------
Loss from operations                                       (513.3)       (918.5)
Interest and other income, net                               12.9          15.1
Gain on sale of investments                                   1.5           --
Reduction in fair value of investments                      (19.1)       (106.5)
Loss on equity method investments, net                       (2.5)        (19.3)
                                                      ------------  ------------
Loss before income taxes                                   (520.5)     (1,029.2)
Income tax expense                                            --          195.2
                                                      ------------  ------------
Net loss                                             $     (520.5) $   (1,224.4)
                                                      ============  ============

Net loss per share - basic and diluted               $      (0.37) $      (0.93)
                                                      ============  ============
Shares used in per-share calculation - basic
   and diluted                                            1,412.3       1,322.7
                                                      ============  ============

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                      September 30,   June 30,
                                                          2002          2002
                                                      ------------  ------------
                                                      (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                         $      235.1  $      412.4
   Short-term investments                                 1,121.7       1,038.0
   Accounts receivable, less allowance for doubtful
      accounts of $39.8 at September 30, 2002 and
      $42.9 at June 30, 2002                                110.9         134.4
   Inventories                                              105.7         110.0
   Deferred income taxes                                     66.3          68.0
   Refundable income taxes                                   48.1          60.4
   Other current assets                                      36.5          34.1
                                                      ------------  ------------
Total current assets                                      1,724.3       1,857.3
Property, plant and equipment, net                          389.2         491.5
Deferred income taxes                                        27.1          43.9
Goodwill                                                    121.5         332.2
Other purchased intangibles, net                             90.7         177.5
Long-term investments                                        74.7          95.6
Other assets                                                  5.8           6.5
                                                      ------------  ------------
    Total assets                                     $    2,433.3  $    3,004.5
                                                      ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $       64.6  $       66.2
   Accrued payroll and related expenses                      61.4          70.2
   Income taxes payable                                      30.2          31.3
   Deferred income taxes                                      --            2.2
   Restructuring accrual                                    106.2          95.8
   Warranty accrual                                          66.2          73.6
   Capital lease obligations                                  0.7           1.3
   Other current liabilities                                127.9         141.9
                                                      ------------  ------------
Total current liabilities                                   457.2         482.5
Deferred income taxes                                        27.6          41.7
Capital lease obligations, less current portion               5.4           5.5
Other non-current liabilities                                 3.9           3.4

Stockholders' equity:
   Preferred stock                                            --            --
   Common stock and additional paid-in capital           68,481.9      68,457.9
   Accumulated deficit                                  (66,483.2)    (65,962.7)
   Accumulated other comprehensive loss                     (59.5)        (23.8)
                                                      ------------  ------------
Total stockholders' equity                                1,939.2       2,471.4
                                                      ------------  ------------
    Total liabilities and stockholders' equity       $    2,433.3  $    3,004.5
                                                      ============  ============

JDS UNIPHASE CORPORATION
SEGMENT INFORMATION
(in millions)
(unaudited)

                                                          Three Months Ended
                                                      --------------------------
                                                      September 30, September 29,
                                                          2002          2001
                                                      ------------  ------------
Communictions Products Group:
  Shipments                                          $      109.0  $      255.5
  Intersegment sales                                          --            --
                                                      ------------  ------------
Net sales to external customers                             109.0         255.5
  Operating loss                                            (85.1)       (314.2)

Thin Film Products Group:
  Shipments                                                  85.5          76.8
  Intersegment sales                                         (1.5)         (5.7)
                                                      ------------  ------------
Net sales to external customers                              84.0          71.1
  Operating income (loss)                                     9.1         (27.5)

Net sales by reportable segments                            193.0         326.6
All other net sales                                           --            2.0
                                                      ------------  ------------
Total net sales                                             193.0         328.6
                                                      ------------  ------------

Operating loss by reportable segments                       (76.0)       (341.7)
All other operating loss                                    (34.6)        (67.2)
Unallocated amounts:
  Acquisition-related charges                               (23.7)       (467.6)
  Reduction of goodwill and other long-lived assets        (379.0)        (42.0)
  Interest and other income, net                             12.9          15.1
  Gain on sale of investments                                 1.5           --
  Reduction in fair value of investments                    (19.1)       (106.5)
  Loss on equity method investments, net                     (2.5)        (19.3)
                                                      ------------  ------------
Loss before income taxes                             $     (520.5) $   (1,029.2)
                                                      ============  ============

JDS UNIPHASE CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                       Three Months Ended September 30, 2002
                                                      --------------------------------------
                                                           As        Pro Forma
                                                        Reported    Adjustments   Pro Forma*
                                                      ------------  ------------  ----------
Net sales                                            $      193.0  $        --   $    193.0
Cost of sales                                               185.0          (5.3)      179.7
                                                      ------------  ------------  ----------
Gross profit                                                  8.0           5.3        13.3
Operating expenses:
  Research and development                                   44.7          (2.8)       41.9
  Selling, general and administrative                        65.8          (6.9)       58.9
  Amortization of other purchased intangibles                 8.4          (8.4)        --
  Acquired in-process research and development                0.4          (0.4)        --
  Reduction of goodwill                                     224.4        (224.4)
  Reduction of other long-lived assets                      154.6        (154.6)        --
  Restructuring charges                                      23.0           --         23.0
                                                      ------------  ------------  ----------
Total operating expenses                                    521.3        (397.5)      123.8
Loss from operations                                       (513.3)        402.8      (110.5)
Interest and other income, net                               12.9           --         12.9
Gain on sale of investments                                   1.5          (1.5)        --
Reduction in fair value of investments                      (19.1)         19.1         --
Loss on equity method investments, net                       (2.5)          2.5         --
                                                      ------------  ------------  ----------
Loss before income taxes                                   (520.5)        422.9       (97.6)
Income tax expense                                            --            --          --
                                                      ------------  ------------  ----------
Net loss                                             $     (520.5) $      422.9  $    (97.6)
                                                      ============  ============  ==========
Net loss per share - basic and diluted               $      (0.37)               $    (0.07)
                                                      ============                ==========
Shares used in per-share calculation - basic
   and diluted                                            1,412.3                   1,412.3
                                                      ============                ==========

                                                       Three Months Ended September 29, 2001
                                                      --------------------------------------
                                                           As        Pro Forma
                                                        Reported    Adjustments   Pro Forma*
                                                      ------------  ------------  ----------
Net sales                                            $      328.6  $        --   $    328.6
Cost of sales                                               343.3          (8.7)      334.6
                                                      ------------  ------------  ----------
Gross loss                                                  (14.7)          8.7        (6.0)
Total operating expenses                                    903.8        (500.9)      402.9
                                                      ------------  ------------  ----------
Loss from operations                                       (918.5)        509.6      (408.9)
Interest and other income, net                               15.1           --         15.1
Reduction in fair value of investments                     (106.5)        106.5         --
Loss on equity method investments, net                      (19.3)         19.3         --
                                                      ------------  ------------  ----------
Loss before income taxes                                 (1,029.2)        635.4      (393.8)
Income tax expense (benefit)                                195.2        (329.0)     (133.8)
                                                      ------------  ------------  ----------
Net loss                                             $   (1,224.4) $      964.4  $   (260.0)
                                                      ============  ============  ==========
Net loss per share - basic and diluted               $      (0.93)               $    (0.20)
                                                      ============                ==========
Shares used in per-share calculation - basic
   and diluted                                            1,322.7                   1,322.7
                                                      ============                ==========

____________________

*   Pro forma results for the three months ended September 30, 2002 excluded $8.4 million of amortization of purchased intangibles other than goodwill; $0.4 million of acquired in-process research and development; $379.0 million of reduction of goodwill and other long-lived assets; $15.0 million of stock-based compensation charges; $1.5 million of gain on sale of investments; $19.1 million of reduction in fair value of investments; and $2.5 million in loss on equity method investments. Pro forma results for the three months ended September 30, 2001 excluded $443.3 million of amortization of goodwill and other acquisition-related intangibles; $42.0 million of reduction of goodwill and other long-lived assets; $23.8 million of stock-based compensation charges; $0.5 million of payroll taxes on stock option exercises; $106.5 million of reduction in fair value of investments; and $19.3 million in loss on equity method investments.